Exhibit 99.1

FOR:

NUTRACEUTICAL INTERNATIONAL CORPORATION

CONTACT:	Cory McQueen
Vice President and
Chief Financial Officer
(435) 655-6106

NUTRACEUTICAL REPORTS FISCAL 2009 Q1 RESULTS

PARK CITY, Utah, January 29/PRNewswire-First Call/—Nutraceutical International Corporation (NASDAQ:  NUTR) today reported results for the fiscal 2009 first quarter ended December 31, 2008.  Net sales for the fiscal 2009 first quarter were $39.6 million compared to $41.1 million for the same quarter of fiscal 2008.  For the first quarter of fiscal 2009, net income was $3.1 million, or $0.28 diluted earnings per share, compared to net income of $3.2 million, or $0.28 diluted earnings per share, for the same quarter of fiscal 2008.

Operating cash flow for the fiscal 2009 first quarter ended December 31, 2008 was $3.1 million compared to $2.8 million for the same period of fiscal 2008.  This operating cash flow, combined with net borrowings of $1.5 million, was used to invest $4.8 million in purchases of property and equipment.

Bill Gay, chairman and chief executive officer, commented, “Net income, cash flow and EBITDA remained strong under very difficult retail conditions.  Net sales to many of our domestic and international customers were adversely affected by the accelerated decline in world economies during the first quarter of fiscal 2009.   Management was able to partially mitigate the decline through promotional activities targeted at helping Health and Natural Food Stores overcome the reluctance to maintain normal inventory levels.  Despite this decrease in net sales, we were able to maintain gross profit margins of 54.1% as a result of our continued focus on raw material sourcing and control of manufacturing costs.   Additionally, synergies were achieved through reductions in operational and transitional costs related to businesses acquired in fiscal 2007 and fiscal 2008 as well as year-over-year cost improvements in many of our selling, general and administrative areas.”

Mr. Gay continued, “The U.S. and global economic environment will continue to present ongoing uncertainties and challenges as we strive to serve our customers and maintain our competitive position within the Healthy Foods Channel.  Management will focus on preserving our revenue base through continued promotions and reducing controllable costs.  Our long term business strategy of selling primarily to the Healthy Foods Channel and growing through add-on acquisitions has served our stakeholders well over the last ten years as a public company and we are appreciative of those who support us in our efforts.”

 ABOUT NUTRACEUTICAL

We are an integrated manufacturer, marketer, distributor and retailer of branded nutritional supplements and other natural products sold primarily to and through domestic health and natural food stores.  Internationally, we market and distribute branded nutritional supplements and other natural products to and through health and natural product distributors and retailers.  Our core business strategy is to acquire, integrate and operate, from beginning to end, the manufacturing, marketing and distribution of branded nutritional supplement businesses in the natural products industry.  We believe that the consolidation and integration of these acquired businesses provides ongoing financial synergies through increased scale and market penetration, as well as strengthened customer relationships.

We sell branded nutritional supplements and other natural products under the trademarks Solaray®, VegLife®, KAL®, Nature’s Life®, Sunny Green®, Action Labs®, Natural Balance®, NaturalMax®, bioAllers®, Herbs for KidsTM, Natra-Bio®, NaturalCare®, Zand®, Health from the Sun®, Life-flo®, Larénim®, Living Flower Essences®, Pioneer®, Thompson®, Natural Sport®, Supplement Training Systems®, Premier One®, Montana Big Sky™, ActiPet®, FunFresh Foods™, Dowd & Rogers™, CompliMed®, AllVia™, Oakmont Labs®, Healthway®, Body Gold®, Sayge BioSciences™, Monarch Nutraceuticals™ and Great Basin Botanicals™.  Under the name Woodland Publishing™, we publish, print and market a line of books and booklets to, among others, book distributors, national retail bookstores and health and natural food stores.  We also distribute branded products of certain third parties.

We own neighborhood natural food markets, which operate under the trade names The Real Food Company ™, Thom’s Natural Foods™ and Cornucopia Community Market™.  We also own health food stores, which operate under the trade names Fresh Vitamins™, Granola’s™ and Pilgrim’s Natureway™.

We manufacture and/or distribute one of the broadest branded product lines in the industry with over 4,000 SKUs, including over 700 SKUs sold internationally.  We believe that as a result of our emphasis on innovation, quality, loyalty, education and customer service, our brands are widely recognized in health and natural food stores and among their customers.

This Press Release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to our financial condition, results of operations and business. These forward-looking statements can be identified by the use of terms such as “believe,” “expects,” “plan,” “intend,” “may,” “will,” “should,” “can,” or “anticipates,” or the negative thereof, or variations thereon, or comparable terminology, or by discussions of strategy. Although these statements are believed to be reasonable, they are inherently uncertain.  These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, level of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these statements. We undertake no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this Press Release. Important factors that may cause our results to differ from these forward-looking statements include, but are not limited to: (i) slow or negative growth in the nutritional supplement industry or the healthy foods channel, (ii) interruption of business or negative impact on sales and earnings due to acts of God, acts of war, terrorism, bio-terrorism or civil unrest, (iii) adverse publicity or negative consumer perception regarding nutritional supplements, (iv) changes in government regulations, (v) product liability claims and litigation, (vi) insurance coverage issues,  (vii) increased competition or costs, (viii) intellectual property rights of other parties, (ix) the loss of key personnel, (x) disruptions from acquisitions, (xi) issues with obtaining raw materials of adequate quality or quantity, (xii) problems with information management systems, manufacturing efficiencies and operations, (xiii) changes in general worldwide economic or political conditions, (xiv) the volatility of the stock market generally and of our stock specifically, (xv) litigation generally, and (xvi) other factors indicated from time to time in our SEC reports, copies of which are available upon request from our investor relations group or which may be obtained at the SEC’s website (www.sec.gov).

© 2009 Nutraceutical Corporation.  All rights reserved.

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NUTRACEUTICAL INTERNATIONAL CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited; dollars in thousands)

	December 31, 2008	September 30, 2008

Assets
Current assets, net	$51,891	$55,577
Property, plant and equipment, net	55,633	52,356
Goodwill	37,161	37,632
Other non-current assets, net	16,123	16,099
	$160,808	$161,664

Liabilities and Stockholders’ Equity
Current liabilities	$14,258	$19,239
Long-term liabilities	30,613	28,965
Stockholders’ equity	115,937	113,460
	$160,808	$161,664

NUTRACEUTICAL INTERNATIONAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited; dollars in thousands, except per share data)

	Three months ended December 31,
	2008	2007
Net sales	$39,629	$41,086
Cost of sales	18,197	18,773
Gross profit	21,432	22,313
Operating expenses
Selling, general and administrative	15,773	16,628
Amortization of intangible assets	159	167
Income from operations	5,500	5,518
Interest and other (income)/expense, net	510	380
Income before provision for income taxes	4,990	5,138
Provision for income taxes	1,878	1,927

Net income	$3,112	$3,211

Net income per common share
Basic	$0.29	$0.29
Diluted	0.28	0.28

Weighted average common shares outstanding
Basic	10,849,221	11,123,792
Diluted	10,931,812	11,270,089

NUTRACEUTICAL INTERNATIONAL CORPORATION

EBITDA SCHEDULE

(unaudited; dollars in thousands)

	Three months ended December 31,
	2008	2007

Net income	$3,112	$3,211
Provision for income taxes	1,878	1,927
Interest and other (income)/expense, net (1)	510	380
Depreciation and amortization	1,634	1,312

EBITDA	$7,134	$6,830

(1)   Includes amortization of deferred financing fees.